Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-45591, No. 333-59603, No. 333-63507, No. 333-68081, No. 333-69831, No. 333-41060, No. 333-80123, No. 333-90305, No. 333-123527, No. 333-144936, and No. 333-177496 on Form S-8 of our report dated February 20, 2013 and April 30, 2013 as to the effects of (i) the change in accounting principle described in Note A, and (ii) changes in reportable segment presentation described in Note A, Note B, and Note O, relating to the consolidated balance sheets of Office Depot, Inc. as of December 29, 2012 and December 31, 2011, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the three fiscal years in the period ended December 29, 2012 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the effects of the change in accounting principle and changes in reportable segment presentation) appearing in this Current Report on Form 8-K of Office Depot, Inc. dated April 30, 2013.

/s/ DELOITTE & TOUCHE LLP

Certified Public Accountants

Boca Raton, Florida

April 30, 2013